VALIDIAN CORPORATION
SERIES A SENIOR SECURED PROMISSORY NOTE

Number 1 **("Note")** **May 11, 2006**

For value received, Validian Corporation, a Nevada Corporation whose principle registered office is in Atlanta, Georgia (hereinafter referred to as the "Borrower") promises to pay to the order of Leon Frenkel (hereinafter referred to as the "Holder") in the City of Atlanta, Georgia or at such other place as the Holder hereof may, from time to time designate in writing, the sum of $ 250,000 USD (collectively the "Loan") made by the Holder to the Borrower, in legal and lawful money of the United States of America, with interest on the principal outstanding from time to time until paid in full, both before and after maturity(as defined below), at the rate of ten percent (10%) per annum, unless the outstanding principle and interest is paid in full on or before 90 days before the Maturity Date, whereupon the rate of interest will be seven percent (7%). The interest shall be paid quarterly. Subject to the Holder's right of conversion into the NEXT EQUITY FINANCING, as defined below, the Borrower may pay all or part of any principal and/or interest before the Maturity Date at any time without penalty or bonus and any subsequent interest shall be calculated only on any remaining outstanding balance.

The principal and interest of this Note is due and payable on or before May 11, 2007 ("Maturity Date").

This Note is secured by a first position on the assets of the Borrower and perfected by means of a UCC Finance Statement filed on the records of Fulton County, Georgia. This first position cannot be subordinated to any third party without the prior written consent of the Holder and if bankruptcy should occur, the Holder shall receive the same percentage of ownership pari-passu, regardless of bankruptcy protection.

The Holder, at its sole discretion, has the right to convert the outstanding principal and accrued interest of this Note, in part or in full, into the next round of equity financing or financing convertible into equity ("NEXT EQUITY FINANCING") at the same terms of the NEXT EQUITY FINANCING. Provided, however, that this right of conversion must be exercised in writing within ten (10) days from receipt of notice from Borrower that Holder desires to exercise its conversion rights.

The Borrower shall issue the Holder five shares of Common Stock of the Company for each dollar of principle advanced by the Holder under this Note. These shares will have piggy back registration rights. If the Borrower fails to repay at least $125,000 of the outstanding principle on or before August 10, 2006, then the Borrower shall issue the Holder an additional five shares of Common Stock of the Company for each dollar of principle advanced by the Holder under this Note. These shares also will have piggy back registration rights. Therefore, the borrower shall register at least 2,500,000 shares underlying this Note upon the next registration statement.

In the event this Note, or any part hereof, is collected through Bankruptcy or other judicial proceedings, by an attorney or is placed in the hands of an attorney for collection after maturity, then the Borrower agrees and promises to pay a reasonable attorney's fee for collection.

The Borrower expressly requires notice of all demands for payment, presentation for payment, protest and notice of protest, as to this Note but the Holder, payee or other holder of this Note

RAT AB

may at any time, from time to time and upon notice in writing to the Borrower, extend the terms of payment or the Maturity Date hereof.

This Note may be assigned, pledged or hypothecated by the Holder or holders upon notice to the Borrower and is made without recourse to any director, officer or employee of the Borrower.

Any notice, demand or request relating to any matter set forth in this Note shall be given in writing to the addresses provided by each party.

This Note shall be governed by and construed in accordance with the laws of the State of Georgia, U.S.A.

IN WITNESS WHEREOF, Validian Corporation has caused this Note to be duly executed on its behalf by its officers duly authorized thereunto.

Validian Corporation

Per: ______________________
Bruce Benn
President & CEO

Per: ______________________
Ronald Benn
CFO

Note: Leon Frenkel